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                                                                    Exhibit 99.4

                      CHASE MANHATTAN RV OWNER TRUST 1997-A
                           ANNUAL ISSUER'S CERTIFICATE

                            COMPLIANCE WITH INDENTURE

         The undersigned certifies that he is an Authorized Officer of Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee for Chase Manhattan RV Owner Trust 1997-A and that he is duly authorized to execute and deliver this certificate on behalf of the Issuer in connection with Section 3.9 of the Indenture between the Issuer and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, dated as of September 1, 1997 (the "Indenture") and the Sale and Servicing Agreement, dated as of September 1, 1997 (the "Agreement"), among CITSF, as Servicer, Chase Manhattan Bank USA, National Association and Chase Manhattan Bank, as Sellers, and Wilmington Trust Company, as Owner Trustee. All capitalized terms used herein without definition shall have the respective meanings specified in the Indenture and the Agreement.

         The undersigned further certifies that a review of the activities of the Issuer for the preceding calendar year has been made under his supervision and, to the best of his knowledge, the Issuer has fulfilled its obligations under the Indenture for the preceding calendar year.

         IN WITNESS WHEREOF, I have affixed hereto my signature as of this   day
of March, 2002.

                                    CHASE MANHATTAN RV OWNER TRUST 1997-A
                                    BY: WILMINGTON TRUST COMPANY, not in its
                                    individual capacity, but solely as Owner
                                    Trustee


                                    /s/ Denise M. Geran
                                    ------------------------
                                    Name:  Denise M. Geran
                                    Title: Financial Services Officer

The CIT Group/Sales Financing, Inc., as Servicer, hereby requests that Wilmington Trust Company, as Owner Trustee execute the above Issuer's Certificate and deliver it to Wells Fargo Bank, Minnesota, National Association, as Indenture Trustee.

                                    THE CIT GROUP/SALES
                                    FINANCING, INC., as Servicer


                                    /s/ Gilmar Rodrigues
                                    ---------------------
                                    Name:  Gilmar Rodrigues
                                    Title: Vice President